Exhibit 10.20

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SEVENTH AMENDMENT TO MASTER LEASE

THIS SEVENTH AMENDMENT TO MASTER LEASE (this “Amendment”) is entered into as of March 1, 2021, by and between: (a) ALL ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO AS A LANDLORD (individually and collectively, “Landlord”); (b) ALL ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO AS A TENANT (individually and collectively, “Tenant”); and (c) ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company (f/k/a EGI-AM Holdings, L.L.C.), ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company, and AHP HEALTH PARTNERS, INC., a Delaware corporation (individually and collectively, “Guarantor”).

RECITALS:

A. Landlord and Tenant are parties to that certain Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Lease”), as amended by that certain First Amendment to Master Lease, dated as of March 6, 2017, that certain Second Amendment to Master Lease and Guaranty of Master Lease, dated as of March 13, 2017, that certain Third Amendment to Master Lease, dated as of February 26, 2018, that certain Fourth Amendment to Master Lease and Guaranty of Master Lease, dated as of June 28, 2018, that certain Fifth Amendment to Master Lease and Guaranty of Master Lease, dated as of November 30, 2018, and that certain Sixth Amendment to Master Lease and Guaranty of Master Lease, dated as of February 26, 2021, pursuant to which, among other things, Tenant leases from Landlord certain real property located in New Mexico, Oklahoma and Texas, as more fully described in the Lease. Initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Lease.

B. Guarantor guaranteed Tenant’s obligations under the Lease to Landlord pursuant to that certain Guaranty of Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Guaranty”).

C. Pursuant to the Lease, Tenant currently leases Units [***] and [***] (such units, collectively, the “Heights General MOB Subfacility”) of the Heights General MOB located at [***], New Mexico [***] (the entirety of the Heights General MOB being referred to herein as the “Heights General MOB”). At Tenant’s request, Landlord has agreed to acquire Unit 211 of the Heights General MOB (the “New Unit”) and to lease the New Unit to Tenant.

D. Landlord and Tenant desire to (1) amend the Lease to add the New Unit to the Heights General MOB Subfacility and to the Premises, (2) adjust the Minimum Rent and (3) make certain other changes to the Lease, all on the terms and conditions set forth below. In connection therewith, each Guarantor desires to affirm to Landlord its obligations under the Guaranty notwithstanding the amendment of the Lease set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. AMENDMENTS TO LEASE.

1.1. Addition of New Unit.

(a) The New Unit is hereby added to the Premises under the Lease effective on the date on which Landlord closes its purchase of the New Unit (the “New Unit Effective Date”). To effectuate the addition of the New Unit, the Lease is amended as follows effective on the New Unit Effective Date:

(1) The legal description for the Heights General MOB Subfacility set forth on Exhibit B to the Lease is amended by adding a reference to Unit 211 to both the heading for that legal description and to the first paragraph of that legal description; and

(2) The New Unit is added to the Heights General MOB Subfacility on Schedule 1 to the Lease.

(b) Tenant acknowledges and agrees that it is leasing the New Unit on an “AS-IS” basis as more fully set forth in Section 6.1 of the Lease. Landlord shall promptly notify Tenant of the New Unit Effective Date and the then known Landlord’s Investment (as defined below) amount promptly after the New Unit Effective Date.

(c) All covenants, conditions and restrictions or similar use, maintenance or ownership obligations of record as of the New Unit Effective Date, or to be recorded in connection with the purchase of the New Unit, encumbering or binding upon the New Unit or the real property underlying same shall be considered CC&Rs and Permitted Encumbrances under the Lease.

1.2. Increase to Minimum Rent. Effective on the New Unit Effective Date, Minimum Rent shall increase by an annual amount equal to the product of (a) the Landlord’s Investment multiplied by (b) [***] (the “New Unit MR Increase”). For the avoidance of doubt, Minimum Rent, as increased pursuant to this Section 1.2, shall continue to increase at the beginning of each Lease Year in accordance with Section 4.1.2 of the Lease. If the New Unit Effective Date is not the first day of a calendar month, then the first installment of the New Unit MR Increase will be prorated based on the number of days in the month in which the New Unit Effective Date occurs falling on and after the New Unit Effective Date over the total number of days in that month and will be due with the next scheduled installment of Minimum Rent. The New Unit MR Increase shall be allocated to the Facility identified on Schedule 1 to the Lease as the Lovelace Women’s Facility Group. Effective on the New Unit Effective Date, and without further action of the parties, the Tenant’s Proportionate Share for each Facility will be revised to equal the percentage obtained by dividing the Minimum Rent allocated to that Facility (as adjusted under this Section 1.2) by the aggregate Minimum Rent for the Premises (as adjusted under this Section 1.2). If the amount of Landlord’s Investment increases after Landlord notifies Tenant of that amount (e.g., because Landlord receives an invoice after that date for a cost or expense that is included in Landlord’s Investment), then Landlord may notify Tenant of same and Minimum Rent shall correspondingly increase, retroactively as of the New Unit Effective Date, based on the revised Landlord’s Investment amount (in which case the parties shall reconcile, with Tenant’s next regularly scheduled installment of Minimum Rent, any difference between the Minimum Rent payments made by Tenant from and after the New Unit Effective Date and the Minimum Rent actually due based on the revised Landlord’s Investment amount).

1.3. Landlord’s Investment. “Landlord’s Investment” means all out-of-pocket costs and expenses paid by Landlord or its Affiliates to un-affiliated third parties in connection with the purchase of the New Unit or the preparation, negotiation and execution of this Amendment, including (a) the purchase price paid by Landlord under that certain Purchase Agreement, executed on February 3, 2021 (as amended or modified from time to time, the “New Unit Purchase Agreement”), between Reginald Lord, M.D., as seller, and Landlord, as buyer, for the purchase of the New Unit (including any additional payments made by Landlord to compensate Seller for foregoing interest that would have been accrued under any proposed seller financing), (b) any broker commissions, inspection costs and legal fees and expenses, and (c) the cost of any third party reports obtained by Landlord or its Affiliates.

1.4. Landlord’s Notice Address. Landlord’s address for notices under the Lease (and under the Guaranty) shall now be:

Ventas Realty, Limited Partnership

c/o Ventas, Inc.

500 N. Hurstbourne Pkwy, Suite 200

Louisville, Kentucky 40222

Attention: Lease Administration

Telephone: [***]

Fax No.: [***]

With a copy to:

c/o Ventas Realty, Limited Partnership

353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Attention: Legal Department

Telephone: [***]

Fax No.: [***]

2. EFFECT OF TERMINATION OF NEW UNIT PURCHASE AGREEMENT. If the New Unit Purchase Agreement is terminated by Landlord or the seller thereunder, then (a) the amendments set forth in Section 1.1 and Section 1.2 shall be void and of no force or effect, and (b) Tenant shall, within 30 days after any request for same by Landlord, reimburse Landlord for Landlord’s Investment. Landlord shall promptly notify Tenant of the termination of the New Unit Purchase Agreement.

3. REAFFIRMATION OF OBLIGATIONS. Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord hereby acknowledge and reaffirm their respective obligations under the Lease (as amended by this Amendment) and all other documents executed by such party in connection therewith. Each Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein shall mean the Lease as amended by this Amendment.

4. MISCELLANEOUS PROVISIONS.

4.1. No Offsets or Defenses. Through the date of this Amendment, and to Tenant and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Amendment, the Lease, the Guaranty or any document or agreement executed in connection therewith. In addition, Tenant and Guarantor covenant and agree with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Amendment, Tenant and Guarantor hereby irrevocably and expressly waive the right to assert such matter.

4.2. Interpretation. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Amendment. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be interpreted as if the phrase “without limitation” immediately followed.

4.3. Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

4.4. Incorporation of Recitals. The Recitals to this Amendment are incorporated hereby by reference.

4.5. Counterparts. This Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. The parties may execute and deliver this Amendment electronically and by forwarding signed facsimile and/or e-mail .pdf copies of this Amendment. Such facsimile signatures and/or e-mail .pdf signatures shall have the same binding effect as original signatures, and the parties hereby waive any defense to the validity of this Amendment based on any such facsimile copies of signatures or e-mail .pdf copies of signatures.

4.6. Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms and conditions of this Amendment and any terms and conditions of the Lease, the terms and conditions of this Amendment shall govern and prevail.

4.7. Entire Agreement. This Amendment (and the Lease as amended by this Amendment) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings related to this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“LANDLORD”:

VTR HILLCREST MC TULSA, LLC,
VTR HILLCREST HS TULSA, LLC,
VTR BAILEY MC, LLC,
VTR HEART HOSPITAL, LLC,
VTR LOVELACE WH, LLC,
VTR LOVELACE WESTSIDE, LLC,
VTR LOVELACE ROSWELL, LLC,
VTR LOVELACE MC & REHAB, LLC,
VTR HILLCREST CLAREMORE, LLC and
VTR BAPTIST SA, LLC,
each a Delaware limited liability company

By:	/s/ Julie Robinson
Name:	Julie Robinson
Title:	Authorized Signatory

“TENANT”:

AHS HILLCREST MEDICAL CENTER, LLC,
AHS SOUTHCREST HOSPITAL, LLC,
AHS TULSA HOLDINGS, LLC,
RV PROPERTIES, LLC,
AHS OKLAHOMA PHYSICIAN GROUP, LLC,
BAILEY MEDICAL CENTER, LLC and
AHS CLAREMORE REGIONAL HOSPITAL, LLC,
each a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

LOVELACE HEALTH SYSTEM, LLC,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

SOUTHWEST MEDICAL ASSOCIATES, LLC,
a New Mexico limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

BSA HOSPITAL, LLC,
a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

“GUARANTOR”:

ARDENT HEALTH PARTNERS, LLC,
a Delaware company
f/k/a EGI-AM Holdings, L.L.C.

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

ARDENT LEGACY HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

AHP HEALTH PARTNERS, INC.,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

SCHEDULE 1

LANDLORD AND TENANT ENTITIES

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Schedule 1